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                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that John L. Whitmire hereby constitutes and appoints J. Brett Harvey and Daniel L. Fassio, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-1 of CONSOL Energy Inc. (Registration No. 333-68987), including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitutes may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Power of Attorney on this 18th day of March, 1999.

                        /s/ John L. Whitmire
                        --------------------
                        John L. Whitmire